THE KEITH COMPANIES/TKC

                                                  PRESS RELEASE

NEWS RELEASE FOR MAY 5, 2005 AT 7:30 AM EST
-------------------------------------------
Contact information:
THE KEITH COMPANIES, INC.                      FINANCIAL RELATIONS BOARD
19 Technology Drive                            Tricia Ross
Irvine, CA 92618                               Investor Relations
(949) 923-6001                                 (617) 520-7064
(949) 923-6026 Fax
www.keithco.com
---------------
Contact: Aram Keith,
Chairman of the Board & CEO



     THE KEITH COMPANIES REPORTS RECORD QUARTERLY NET REVENUE
     FOR FIRST QUARTER 2005 AND NET INCOME INCREASED BY 29.8%

     o    Net Revenue Increased 15.3% to $25.9 Million
     o    Diluted Earnings Per Share Increased 26.3% to $0.24 Per Share

IRVINE, CA (May 5, 2005) - The Keith Companies, Inc. (Nasdaq: TKCI), an engineering and consulting services firm, today announced financial results for the first quarter ended March 31, 2005, which included record quarterly net revenue and a 29.8% increase in net income.

FIRST QUARTER 2005 RESULTS
     Net revenue for the three months ended March 31, 2005 increased 15.3% to $25.9 million, while net income for the same period increased 29.8% to $1.9 million resulting in diluted earnings per share of $0.24. This compares to net revenue for the first quarter of 2004 of $22.5 million, with net income of $1.5 million and diluted earnings per share of $0.19.

     "All three of our business segments achieved year-over-year net revenue growth in the first quarter, led by continued strong gains in the real estate development segment," said Aram Keith, Chairman and CEO of The Keith Companies. "This segment achieved an 18.4% year-over-year net revenue growth in the first quarter, helping to drive a record level of quarterly net revenue for The Keith Companies. We continue to see a lot of real estate activity not only in the residential sector, which has been an area of tremendous growth for us, but also in the commercial, office, retail and industrial sectors. Operating margins remained strong in our real estate segment and we see no signs of demand in this area abating. While we continue to experience reduced overall demand in the public works/infrastructure segment, this segment experienced an increase in net revenue over prior year mainly because we were able to partially mitigate the impact of this reduced demand during the quarter by temporarily deploying some of the under utilized engineers to assist in our real estate development segment. Our energy/industrial segment delivered net revenue growth and swung from an operating loss in the first quarter of 2004 to a profit in the same period of 2005. Renewable energy projects are picking up as a result of the Production Tax Credit extension and we are also seeing increased






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activity in the industrial market as well. We expect continued strength in our overall business for the remainder of 2005."

FINANCIAL POSITION
     The Company's balance sheet at March 31, 2005 remained strong with cash and securities of $40.2 million, no debt, a current ratio of 5.3:1, and shareholders' equity of $84.2 million, or $10.55 per common share outstanding at March 31, 2005.

FINANCIAL GUIDANCE
     Due to the pending merger with Stantec discussed below, the Company has decided to discontinue its practice of providing financial guidance on future operating results. Investors are cautioned not to place any reliance on the financial guidance that the Company last provided on February 10, 2005.

MERGER WITH STANTEC INC.
     The Company announced on April 14, 2005 that it entered into an agreement with Stantec Inc. (TSX: STN) by which the two firms would combine, subject to approval of the transaction by shareholders of The Keith Companies, and the expiration of the waiting period under the Hart-Scott-Rodino Act and other customary conditions.

     "This is an exciting transaction for The Keith Companies' employees, clients, and shareholders," says Aram Keith, The Keith Companies' Chairman and CEO. "Joining Stantec will substantially accelerate our growth plans and make The Keith Companies a part of a North American firm with a widely diversified service offering. Our employees will have access to more service specialists, experts, and greater technological resources while our clients will gain access to a wider range of services," concluded Keith.

CONFERENCE CALL WEBCAST
     The Company will be hosting an earnings conference call, which will be broadcast live, at 11:30 a.m. Eastern (8:30 a.m. Pacific) on May 5, 2005 and can be accessed by all interested parties at www.keithco.com or www.viavid.net. To listen to the live call, please go to the website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, an online archive will be available shortly after the call. A telephone replay will be available through May 12, 2005 by dialing (800) 405-2236 and entering passcode 11029519. A copy of this press release and a link to the Company's quarterly conference call will be available at the Company's website under the headings "TKC News" and "Investor Relations," respectively, at www.keithco.com.

ABOUT THE KEITH COMPANIES

     The Keith Companies, Inc. is a fully integrated, multi-disciplined engineering and consulting services company, with offices located throughout the Western and Midwestern United States. The Keith Companies' professionals provide a wide spectrum of skilled resources including land planning, engineering, surveying, mapping, environmental studies, and water and



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THE KEITH COMPANIES REPORTS RECORD QUARTERLY NET REVENUE FOR FIRST QUARTER 2005
AND NET INCOME INCREASED BY 29.8%
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cultural resources that are needed to effectively plan, engineer, and design state-of-the-art private and public facilities. Additionally, the Company provides mechanical, electrical, chemical, power/energy engineering, and other industrial engineering services to design and improve the efficiency and reliability of automated and manufacturing processes, production lines, and fire protection systems. The Keith Companies benefits from a diverse public and private client base varying from residential and commercial real estate projects to institutional, manufacturing, and processing facilities. For more information visit the Company's website at WWW.KEITHCO.COM.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

     In connection with the proposed merger, Stantec, Inc. ("Stantec") and The Keith Companies, Inc. ("TKC") will file a Registration Statement on Form F-4, a joint proxy statement/prospectus and other related documents with the Securities and Exchange Commission (the "SEC"). Shareholders of Stantec and TKC are advised to read these documents when they become available because they will contain important information. Shareholders of the companies may obtain copies of these documents for free, when available, at the SEC's website at www.sec.gov. These and such other documents may also be obtained for free from:

        Stantec
        10160-112 Street
        Edmonton, Alberta, Canada, T5K 2L6
        Phone: (780) 917-7000 Fax: (780) 917-7330

        And from:
        The Keith Companies
        19 Technology Drive
        Irvine, California, USA 92618-2334
        Phone: (949) 923-6001 Fax: (949) 923-6026

     Stantec and TKC and their respective directors, executive officers and other members of their management and employees may be deemed to be participants in the solicitation of proxies in connection with Stantec's proposed acquisition of TKC. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the joint proxy statement/prospectus described above. Additional information regarding Stantec's directors and executive officers is also included in its management information circular for its 2005 Annual Meeting of Shareholders, which was filed with the applicable securities commissions in Canada on or about March 31, 2005 and is available free of charge at the Canadian Securities Administrators' web site at www.sedar.com or by contacting Stantec at the address or telephone number set forth above. Additional information regarding TKC's directors and executive officers is also included in its proxy statement for its 2005 Annual Meeting of Shareholders, which was filed with the SEC on or about April 12, 2005 and is



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AND NET INCOME INCREASED BY 29.8%
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available free of charge at the SEC's web site at WWW.SEC.GOV or by contacting
TKC at the address or telephone number set forth above.

     This press release contains forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Some of the forward-looking statements contained in this press release include: (i) our expectation of continued growth in the real estate development sector, (ii) our expectation that operating margins in the real estate development sector will continue to be strong, (iii) our expectation of continued improvement in the energy/industrial sector and (iv) our statements regarding the proposed merger with Stantec. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if TKC does not receive required shareholder approvals, if Stantec is unable to list its stock on a major U.S. exchange or if either party fails to satisfy other conditions to closing, the merger will not be consummated. In addition, the combined companies may not realize all or any of the expected benefits of the merger. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in the economic growth in the United States (especially in California) and other major international economies, our ability to sustain our growth and profitability, a downturn in the real estate market, the ongoing financing of public works and infrastructure enhancements and refurbishments, the demand for electricity and the impact on power providers' plans for expanding generation facilities, our failure to accurately estimate costs on fixed-price contracts or contracts with not-to-exceed provisions, changes in the carrying value of our goodwill and other long-term assets, our ability to implement our acquisition strategy and to successfully close and integrate acquired companies on a timely and cost-effective basis while maintaining their profit margins and/or client base, our ability to attract and retain employees, the uncertain timing of awards and contracts, our ability to successfully implement our enterprise service automation software system, outcomes of pending and future litigation, increasing competition by domestic and foreign companies, risks inherent in doing business outside the United States, including the difficulty of enforcing contracts, political instability and foreign currency fluctuations and potential exchange restrictions, the short and long-term impact of terrorist activities and resulting political and military policies, and other factors as are described in the Company's filings with the SEC. The forward-looking information set forth in this press release is as of the date indicated above and we undertake no duty to update this information. Actual results may differ materially from those contained in the forward-looking statements in this press release.

                                  TABLES FOLLOW


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THE KEITH COMPANIES REPORTS RECORD QUARTERLY NET REVENUE FOR FIRST QUARTER 2005
AND NET INCOME INCREASED BY 29.8%
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                              THE KEITH COMPANIES, INC. AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                 THREE MONTHS ENDED
                                                     MARCH 31,
                                             ---------------------------
                                                 2005           2004
                                             ---------------------------
Gross revenue                               $27,838,000      $24,496,000
Subcontractor costs                           1,931,000        2,033,000
                                             ------------   ------------
   Net revenue                               25,907,000       22,463,000
Costs of revenue                             16,117,000       14,482,000
                                             ------------   ------------
   Gross profit                               9,790,000        7,981,000

Selling, general and administrative
   expenses                                   6,843,000        5,591,000
                                             ------------   ------------
   Income from operations                     2,947,000       2,390,0000

Interest income, net                            186,000           69,000

Other income (expense), net                      14,000           (1,000)
                                             ------------   ------------
   Income before provision for income         3,147,000        2,458,000
     taxes

Provision for income taxes                    1,202,000          959,000
                                             ------------   ------------
              Net income                     $1,945,000     $  1,499,000
                                             ============   ============
Earnings per share:

   Basic                                     $     0.25     $       0.19
                                             ============   ============
   Diluted                                   $     0.24     $       0.19
                                             ============   ============
Weighted average number of shares
   outstanding:

   Basic                                      7,849,385       7,703,566
                                             ============   ============
   Diluted                                    8,119,308       8,004,901
                                             ============   ============



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

                              THE KEITH COMPANIES, INC. AND SUBSIDIARIES
                                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                      MARCH 31,          DECEMBER 31,
                                                                         2005                2004
                                                                   -----------------   -----------------

                             ASSETS
Current assets:
  Cash and cash equivalents                                        $     8,184,000    $      7,819,000
  Securities available-for-sale, at fair value                          32,050,000          34,325,000
  Contracts and trade receivables, net                                  16,354,000          16,452,000
  Costs and estimated earnings in excess of billings                    12,033,000          10,470,000
  Prepaid expenses and other current assets                              1,941,000             928,000
                                                                   -----------------   -----------------
      Total current assets                                              70,562,000          69,994,000
Equipment and leasehold improvements, net                                4,646,000           4,643,000
Goodwill                                                                23,059,000          23,059,000
Other assets                                                               741,000             273,000
                                                                   -----------------   -----------------
      Total assets                                                 $    99,008,000     $    97,969,000
                                                                   =================   =================

              LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable                                           $     1,293,000     $     1,685,000
  Accrued employee compensation                                          5,151,000           5,445,000
  Current portion of deferred tax liabilities                            1,661,000           1,661,000
  Other accrued liabilities                                              3,464,000           3,809,000
  Billings in excess of costs and estimated earnings                     1,678,000           1,922,000
                                                                   -----------------   -----------------
      Total current liabilities                                         13,247,000          14,522,000
Deferred tax liabilities                                                 1,125,000           1,125,000
Accrued rent                                                               483,000             401,000
                                                                   -----------------   -----------------
      Total liabilities                                                 14,855,000          16,048,000
                                                                   -----------------   -----------------
Shareholders' equity:
  Preferred stock                                                               --                  --
  Common stock                                                               8,000               8,000
  Additional paid-in-capital                                            48,881,000          48,114,000
  Deferred stock compensation                                           (1,347,000)           (867,000)
  Retained earnings                                                     36,611,000          34,666,000
                                                                   -----------------   -----------------
         Total shareholders' equity                                     84,153,000          81,921,000
                                                                   -----------------   -----------------
         Total liabilities and shareholders' equity                $    99,008,000      $   97,969,000
                                                                   =================   =================




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

                              THE KEITH COMPANIES, INC. AND SUBSIDIARIES
                            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                        FOR THE THREE MONTHS ENDED
                                                                                MARCH 31,
                                                                   -------------------------------------
                                                                          2005                2004
                                                                   -----------------   -----------------
Cash flows from operating activities:
   Net income                                                       $    1,945,000       $   1,499,000
   Adjustments to reconcile net income to net cash (used in)
     provided by operating activities:
      Depreciation and amortization                                        498,000             502,000
      Gain on sale of equipment                                             (9,000)                 --
      Tax benefit from exercise of stock options                            38,000             118,000
      Deferred stock compensation expense                                  140,000              33,000
      Changes in operating assets and liabilities:
         Contracts and trade receivables, net                              134,000           4,006,000
         Costs and estimated earnings in excess of billings             (1,563,000)           (903,000)
         Prepaid expenses and other assets                              (1,481,000)           (753,000)
         Trade accounts payable and accrued liabilities                   (985,000)           (610,000)
         Billings in excess of costs and estimated earnings               (244,000)           (217,000)
                                                                   -----------------   -----------------
            Net cash (used in) provided by operating activities         (1,527,000)          3,675,000
                                                                   -----------------   -----------------

Cash flows from investing activities:
      Additions to equipment and leasehold improvements                   (652,000)           (438,000)
      Proceeds from sales of securities                                 17,625,000           2,500,000
      Purchases of securities                                          (15,350,000)         (4,500,000)
      Proceeds from sales of equipment                                     160,000               2,000
                                                                   -----------------   -----------------
            Net cash provided by (used in) investing activities          1,783,000          (2,436,000)
                                                                   -----------------   -----------------

Cash flow from financing activities:
      Net proceeds from stock options and restricted shares                109,000             294,000
                                                                   -----------------   -----------------
            Net cash provided by financing activities                      109,000             294,000
                                                                   -----------------   -----------------
Net increase in cash and cash equivalents                                  365,000           1,533,000
Cash and cash equivalents, beginning of period                           7,819,000           4,277,000
                                                                   -----------------   -----------------
Cash and cash equivalents, end of period                              $  8,184,000        $  5,810,000
                                                                   =================   =================


                                             ####